THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

Letter of Transmittal
To Tender Shares of Common Stock
of
Dividend Capital Total Realty Trust Inc.
at
$3.00 Per Share
by
Strategic Shareholder Liquidity Fund, LLC,
Strategic Shareholder Liquidity Fund Operator, LLC,
Stonerise Capital Management Master Fund, L.P., and
Harold Hofer

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON FRIDAY, OCTOBER 1, 2010, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Mail or deliver this Letter of Transmittal to:

If delivering by Registered or Certified Mail:	If delivering by Overnight Courier or by hand:

BNY Mellon Shareowner Services P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Actions Department, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND, IF YOU ARE A U.S. HOLDER, COMPLETE THE IRS FORM W-9 ENCLOSED WITH THIS LETTER OF TRANSMITTAL. IF YOU ARE A NON U.S.-HOLDER, YOU MUST OBTAIN AND COMPLETE AN IRS FORM W-8BEN OR OTHER IRS FORM W-8, AS APPLICABLE.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s):
(Please Fill in, if Blank, Exactly as Name(s) Appear on Dividend Capital’s Transfer Books)	Total Number of
(Attach Additional Signed List if Necessary)	Shares Tendered

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT THE INFORMATION AGENT, BNY MELLON SHAREOWNER SERVICES, AT (866) 333-5987.

You have received this Letter of Transmittal in connection with the offer of Strategic Shareholder Liquidity Fund, LLC, a Delaware limited liability company (“Purchaser”) to purchase 9,275,000 shares of common stock, par value $0.01 per share (“Shares”), of Dividend Capital Total Realty Trust Inc., a Maryland corporation (“Dividend Capital”), at a price of $3.00 per Share, less the amount of any dividend declared or made with respect to the Shares on or between the date of the Offer to Purchase and the Expiration Date, in cash (less any required withholding taxes and without interest) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 11, 2010 (as it may be amended or supplemented from time to time, the “Offer to Purchase” and, together with this Letter of Transmittal, the “Offer”).

To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by BNY Mellon Shareowner Services (the “Depositary”) on or prior to the Expiration Date.

THE OFFER TO PURCHASE IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. IF MORE THAN 9,275,000 SHARES ARE VALIDLY TENDERED AND NOT WITHDRAWN, PURCHASER WILL ACCEPT FOR PURCHASE 9,275,000 SHARES FROM TENDERING STOCKHOLDERS ON A PRO RATA BASIS, DISREGARDING FRACTIONS, SUBJECT TO THE TERMS AND CONDITIONS HEREIN AND IN THE LETTER OF TRANSMITTAL. A STOCKHOLDER MAY TENDER ANY OR ALL SHARES OWNED BY SUCH STOCKHOLDER.

NOTE: SIGNATURES MUST BE PROVIDED.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Strategic Shareholder Liquidity Fund, LLC (“Purchaser”), a Delaware limited liability company, the above-described shares of common stock, $0.01 par value per share (“Shares”), of Dividend Capital Total Realty Trust Inc., a Maryland corporation (“Dividend Capital”), pursuant to the Offer to Purchase, dated August 11, 2010 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), at a price of $3.00 per Share, less the amount of any dividend declared or made with respect to the Shares on or between the date of the Offer to Purchase and the Expiration Date, in cash (less any required withholding taxes and without interest), on the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal (as it may be amended or supplemented from time to time, this “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”). The undersigned understands that Purchaser reserves the right to transfer or assign, from time to time, in whole or in part, to one or more of its affiliates, the right to purchase the Shares tendered herewith, but any such transfer or assignment will not relieve Purchaser of its obligations under the Offer or prejudice the rights of the undersigned to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

On the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), subject to, and effective upon, acceptance for payment and payment for the Shares validly tendered herewith, and not properly withdrawn, prior to the Expiration Date in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser, all right, title and interest in and to all of the Shares being tendered hereby and any and all cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect of such Shares on or after August 11, 2010 (collectively, “Distributions”). In addition, the undersigned hereby irrevocably appoints BNY Mellon Shareowner Services (the “Depositary”) the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares and any Distributions with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to the fullest extent of such stockholder’s rights with respect to such Shares and any Distributions (a) to deliver such Shares and any Distributions, together with all accompanying evidence of transfer and authenticity, to or upon the order of Purchaser, (b) to present such Shares and any Distributions for transfer on the books of Dividend Capital, and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares and any Distributions, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby irrevocably appoints each of the designees of Purchaser the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of such stockholder’s rights with respect to the Shares tendered hereby which have been accepted for payment and with respect to any Distributions. The designees of Purchaser will, with respect to the Shares and any associated Distributions for which the appointment is effective, be empowered to exercise all voting and any other rights of such stockholder, as they, in their sole discretion, may deem proper at any annual, special, adjourned or postponed meeting of Dividend Capital’s stockholders, by written consent in lieu of any such meeting or otherwise. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Shares. Such appointment is effective when, and only to the extent that, Purchaser accepts the Shares tendered with this Letter of Transmittal for payment pursuant to the Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares and any associated Distributions will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment of such Shares, Purchaser must be able to exercise full voting, consent and other rights, to the extent permitted under applicable law, with respect to such Shares and any associated Distributions, including voting at any meeting of stockholders or executing a written consent concerning any matter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares and any Distributions tendered hereby and, when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Shares and that the tender complies with Rule 14e-4 of the

Securities Exchange Act of 1934, as amended. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares and any Distributions tendered hereby. In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of Purchaser any and all Distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer and, pending such remittance or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of any such Distributions and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by Purchaser in its reasonable discretion, subject to applicable law.

It is understood that the undersigned will not receive payment for the Shares unless and until the Shares are accepted for payment and until this Letter of Transmittal is received by the Depositary at the address set forth above, together with such additional documents as the Depositary may require, and until the same are processed for payment by the Depositary. It is understood that the method of delivery of the Shares, and all other required documents is at the option and risk of the undersigned and that the risk of loss of such documents shall pass only after the Depositary has actually received the documents.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the acceptance for payment by Purchaser of Shares tendered pursuant to one of the procedures described in Section 5 of the Offer to Purchase will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

Unless otherwise indicated herein under “Special Payment Instructions” or “Special Delivery Instructions,” please issue the check for the cash purchase price and deliver any other correspondence to the registered owner(s) at the addresses appearing under “Description of Shares Tendered.” In the event that the boxes below entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for the purchase price of all Shares purchased and deliver any other correspondence to the person(s) so indicated. The undersigned recognizes that Purchaser has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the registered owner thereof if Purchaser does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if the check for the cash price in consideration of Shares accepted for payment are to be issued in the name of someone other than the undersigned.

Issue: ☐ Check to:

Name:
(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if all correspondence is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown in the box titled “Description of Shares Tendered” above.

Deliver: All correspondence to:

Name:
(Please Print)

Address:

(Include Zip Code)

Dividend Capital Total Realty Trust

Account Transfer (Re-Registration) Form
TRANSFEROR/SELLER SECTION

IMPORTANT: Transferor/Seller and Transferee/Buyer Section must be submitted simultaneously.
To be completed by individual transferring/selling Dividend Capital Total Realty Trust share/units.

1.	TRANSFEROR/SELLER

Indicate the exact name of the registrant and include any custodial information.

Transferor/Seller	Co-Transferor/Seller

Transferor/Seller Social Security/Taxpayer ID #	Co-Transferor/Seller Social Security/Taxpayer ID #

Custodian/Trustee Tax ID #

Home Telephone	Business Telephone	Email Address

Address of Record

Street Address	City	State	Zip

2.	TRANSFEROR/SELLER INFORMATION

Reason for Transfer:	☐ Re-registration (change of name, individual to trust, etc.) ☐ Death ☐ Divorce
	☐ Gift	☐	Custodian Change
☐ Other (Please specify) Sale
Transfer Quantity: Number of shares/units to be transferred/sold

3.	TRANSFEROR/SELLER SIGNATURES

The Transferor/Seller hereby certifies and represents possession of valid title and all requisite power to assign such units/shares and that assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, that the reason for transfer provided is correct.

DISTRIBUTION ALLOCATION AGREEMENT

Notwithstanding anything to the contrary contained in the Dividend Capital Total Realty Trust prospectus, Transferor/Seller agrees and acknowledges as follows: 1) For purposes of distributions by Dividend Capital Total Realty Trust of distributable cash or cash flow distributions, as defined in the prospectus (“Distributions”), Transferee/Buyer shall be deemed to be the holder of the units/shares on the day in which Transferee/Buyer and Transferor/Seller execute standard transfer forms and are received in good order by Total Realty Trust’s Transfer Agent, of which this Distribution Allocation Agreement is a part, and on which consideration passes between parties; 2) As between

Transferor/Seller and Transferee/Buyer, all cash distributions in respect of the units/shares hereafter made by Dividend Capital Total Realty Trust shall be made to the Transferee/Buyer of the units/shares as of the last day of the fiscal period for which such distributions are made; 3) As between Transferor/Seller and Transferee/Buyer, all distributions in respect of the units/shares other than cash distributions (such as any proceeds from capital transaction, capital distributions, sale or refinancing proceeds, liquidating distributions and distributions with respect to terminating transactions, collectively “Capital Distributions”) made by Dividend Capital Total Realty Trust after the date of execution of this form by both Transferor/Seller and Transferee/Buyer (without regard to when the underlying capital or liquidating transaction or event occurred) shall be made to Transferee/Buyer except for the following specified Capital Distributions which shall be made to Transferor/Seller:          .

In the event that, notwithstanding the exercise of its best efforts to comply with this Agreement, Dividend Capital Total Realty Trust makes a distribution to the wrong party as between the Transferor/Seller and Transferee/Buyer, the party receiving such distribution will promptly endorse and deliver to the other party the amount of such distribution, and Transferor/Seller and Transferee/Buyer will hold harmless Dividend Capital Total Realty Trust and its general partners, agents, employees, advisors and other affiliates, and broker/dealers and their agents or employees, with respect to the payment of such distributions.

Signature of Transferor/Seller or Trustee	Signature of Co-Transferor/Seller or Trustee, if applicable	Date

	Guarantor: Affix Medallion Signature Guarantee here	A Medallion Signature Guarantee is required for transferor/seller/custodian signature(s). A notary public is not an acceptable guarantee.

Signature of Custodian

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures.  Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed if the Shares are to be tendered for the account of an Eligible Institution.

2. Delivery of Letter of Transmittal.  This Letter of Transmittal properly completed and duly executed with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein prior to the Expiration Date (as defined in Section 2 of the Offer to Purchase).

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE AND RISK OF LOSS SHALL PASS ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment.

All questions as to validity, form and eligibility will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding. Purchaser reserves the right to waive any irregularities or defects in the surrender of any Shares. A surrender will not be deemed to have been made until all irregularities have been cured or waived. Purchaser and the Depositary shall make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Depositary.

3. Inadequate Space.  If the space provided herein is inadequate, the number of Shares should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.

4. Signatures on Letter of Transmittal; Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) on the transfer books of Dividend Capital without alteration or any other change whatsoever.

If any Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Shares.

If this Letter of Transmittal or is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority so to act must be submitted.

5. Transfer Taxes.  Purchaser will pay any transfer taxes with respect to the transfer and sale of Shares to it or to its order pursuant to the Offer (for the avoidance of doubt, transfer taxes do not include United States federal income or backup withholding taxes). If, however, payment of the purchase price is to be made to any person other than the registered owner(s), the amount of any transfer taxes (whether imposed on the registered owner(s) or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

6. Special Payment and Delivery Instructions.  If a check for the cash purchase price is to be issued and/or correspondence is to be issued or returned to, a person other than the signer(s) of this Letter of Transmittal or if a check

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and/or such correspondence is to be mailed to a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box titled “Description of Shares Tendered” above, the appropriate boxes on this Letter of Transmittal should be completed.

7. Requests for Assistance or Additional Copies.  Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below or to your broker, dealer, commercial bank or trust company. Additional copies of the Offer to Purchase, this Letter of Transmittal and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished at Purchaser’s expense.

8. Backup Withholding.  Under U.S. federal income tax laws, the Depositary will be required to withhold a portion of the amount of any payments made to certain stockholders pursuant to the Offer, as applicable. In order to avoid such backup withholding, each tendering stockholder that is a United States citizen, resident or entity, and, if applicable, each other United States payee, must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the attached Form W-9. Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. A tendering stockholder who is a foreign individual or a foreign entity should complete, sign, and submit to the Depositary the appropriate Form W-8. A Form W-8BEN may be obtained from the Depositary or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov. Failure to complete the Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary, in respect of the cash Offer Price, to withhold a portion of the amount of any payments made pursuant to the Offer.

NOTE: FAILURE TO COMPLETE AND RETURN THE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW.

IMPORTANT: THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a stockholder whose tendered Shares are accepted for payment is required by law to provide the Depositary (as payer) with such stockholder’s correct TIN on Form W-9 below. If such stockholder is an individual, the TIN is such stockholder’s social security number. If the Depositary is not provided with the correct TIN, the stockholder may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and payments that are made to such stockholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding.

If backup withholding applies, the Depositary, in respect of the cash purchase price, is required to withhold 28% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is furnished to the IRS.

Form W-9

To prevent backup withholding on payments that are made to a United States stockholder with respect to Shares purchased pursuant to the Offer the stockholder is required to notify the Depositary of such stockholder’s correct TIN by completing Form W-9 certifying, under penalties of perjury, (i) that the TIN provided on Form W-9 is correct (or that such stockholder is awaiting a TIN), (ii) that such stockholder is not subject to backup withholding because (a) such stockholder has not been notified by the IRS that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such stockholder that such stockholder is no longer subject to backup withholding or (c) such stockholder is exempt from backup withholding, and (iii) that such stockholder is a U.S. person.

ii

What Number to Give the Depositary

United States stockholders are required to give the Depositary the social security number or employer identification number of the record holder of the Shares tendered hereby. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in Part I, sign and date the Form W-9. Notwithstanding that “Applied For” is written in Part I, the Depositary, in respect of the cash purchase price, will withhold 28% of all payments of the purchase price to such stockholder until a TIN is provided to the Depositary. Such amounts will be refunded to such surrendering stockholder if a TIN is provided to the Depositary within 60 days.

Please consult your accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Depositary.

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The Letter of Transmittal and any other required documents should be sent by each stockholder of Dividend Capital or such stockholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

The Depositary for the Offer is:

BNY Mellon Shareowner Services

If delivering by Registered or Certified Mail:	If delivering by Overnight Courier or by hand:

BNY Mellon Shareowner Services P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Actions Department, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Offer to
Purchase and the Letter of Transmittal may be directed to the Information Agent at its telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

BNY Mellon Shareowner Services
480 Washington Boulevard
Jersey City, NJ 07310
Attn: Corporate Actions Department, 27th Floor

CALL TOLL-FREE (866) 333-5987